Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

November 2, 2022

THIRD QUARTER 2022 OPERATING RESULTS AND INCREASED 2022 GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 2, 2022 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2022. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	(in thousands, except per share data)
Revenues	$193,471		$180,357		$574,533		$539,146

Net earnings available to common stockholders	$88,421		$78,448		$243,964		$199,088
Net earnings per common share	$0.50		$0.45		$1.38		$1.14

FFO available to common stockholders	$139,760		$124,621		$406,706		$347,304
FFO per common share	$0.79		$0.71		$2.31		$1.99

Core FFO available to common stockholders	$140,316		$124,621		$413,511		$368,632
Core FFO per common share	$0.79		$0.71		$2.35		$2.11

AFFO available to common stockholders	$142,987	(1)	$131,753	(2)	$423,811	(1)	$399,660	(2)
AFFO per common share	$0.81	(1)	$0.75	(2)	$2.41	(1)	$2.29	(2)

(1)

Amounts include $1,201 and $4,710 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2022, respectively. Excluding such, AFFO per common share would have been $0.80 and $2.38 for the quarter and nine months ended September 30, 2022, respectively.

(2)

Amounts include $4,294 and $21,996 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.73 and $2.16 for the quarter and nine months ended September 30, 2021, respectively.

Third Quarter 2022 Highlights:

•
Maintained high occupancy levels at 99.4%, with a weighted average remaining lease term of 10.4 years, at September 30, 2022 as compared to 99.1% at June 30, 2022 and 99.0% at December 31, 2021
•
Invested $223.1 million in property investments, including the acquisition of 52 properties with an aggregate 613,000 square feet of gross leasable area at an initial cash yield of 6.3%
•
Sold 8 properties for $21.2 million producing $5.9 million of gains on sales
•
Raised $97.1 million net proceeds from the issuance of 2,101,476 common shares
•
Maintained sector leading 14 year weighted average debt maturity for fixed rate debt

Highlights for the nine months ended September 30, 2022:

•
Invested $587.7 million in property investments, including the acquisition of 154 properties with an aggregate 1,840,000 square feet of gross leasable area at an initial cash yield of 6.2%
•
Sold 26 properties for $49.2 million producing $10.7 million gains on sales
•
Raised $129.5 million net proceeds from the issuance of 2,853,345 common shares

Core FFO guidance for 2022 was increased from a range of $3.07 to $3.12 per share to a range of $3.11 to $3.15 per share. The 2022 AFFO is estimated to be $3.18 to $3.22 per share. The Core FFO guidance equates to net earnings of $1.85 to $1.89 per share, plus $1.26 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "National Retail Properties is in position to finish 2022 strong. Third quarter included approximately $223 million of real estate acquisitions and NNN continues to consistently have high occupancy levels and rent collections. NNN is in fantastic shape heading into next year with an exceptional balance sheet; with less than $50 million outstanding on our $1.1 billion line of credit and no material debt maturities in 2023."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2022, the company owned 3,349 properties in 48 states with a gross leasable area of approximately 34.3 million square feet and with a weighted average remaining lease term of 10.4 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 2, 2022, at 10:30 a.m. ET to review its results of operations. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "in position," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, executive retirement costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income Statement Summary
Revenues:
Rental income	$193,102	$180,024	$573,401	$537,226
Interest and other income from real estate transactions	369	333	1,132	1,920
	193,471	180,357	574,533	539,146

Operating expenses:
General and administrative	10,124	11,077	30,906	34,693
Real estate	5,875	6,521	19,246	20,865
Depreciation and amortization	56,388	50,976	166,512	151,831
Leasing transaction costs	96	86	260	146
Impairment losses – real estate, net of recoveries	971	4,781	7,221	14,647
Executive retirement costs	556	—	6,805	—
	74,010	73,441	230,950	222,182
Gain on disposition of real estate	5,889	9,473	10,656	17,935
Earnings from operations	125,350	116,389	354,239	334,899

Other expenses (revenues):
Interest and other income	(33)	(61)	(120)	(159)
Interest expense	36,962	33,518	110,400	101,190	(1)
Loss on early extinguishment of debt	—	—	—	21,328
	36,929	33,457	110,280	122,359

Net earnings	88,421	82,932	243,959	212,540
Loss attributable to noncontrolling interests	—	1	5	3

Net earnings attributable to NNN	88,421	82,933	243,964	212,543
Series F preferred stock dividends	—	(4,485)	—	(13,455)
Net earnings available to common stockholders	$88,421	$78,448	$243,964	$199,088

Weighted average common shares outstanding:
Basic	176,901	174,629	175,542	174,610
Diluted	177,368	174,739	175,994	174,716

Net earnings per share available to common stockholders:
Basic	$0.50	$0.45	$1.39	$1.14
Diluted	$0.50	$0.45	$1.38	$1.14

(1)	Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the nine months ended September 30, 2021.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$88,421	$78,448	$243,964	$199,088
Real estate depreciation and amortization	56,257	50,865	166,177	151,504
Gain on disposition of real estate	(5,889)	(9,473)	(10,656)	(17,935)
Impairment losses – depreciable real estate, net of recoveries	971	4,781	7,221	14,647
Total FFO adjustments	51,339	46,173	162,742	148,216
FFO available to common stockholders	$139,760	$124,621	$406,706	$347,304

FFO per common share:
Basic	$0.79	$0.71	$2.32	$1.99
Diluted	$0.79	$0.71	$2.31	$1.99

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$88,421	$78,448	$243,964	$199,088
Total FFO adjustments	51,339	46,173	162,742	148,216
FFO available to common stockholders	139,760	124,621	406,706	347,304

Executive retirement costs	556	—	6,805	—
Loss on early extinguishment of debt	—	—	—	21,328
Total Core FFO adjustments	556	—	6,805	21,328
Core FFO available to common stockholders	$140,316	$124,621	$413,511	$368,632

Core FFO per common share:
Basic	$0.79	$0.71	$2.36	$2.11
Diluted	$0.79	$0.71	$2.35	$2.11

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$88,421		$78,448		$243,964		$199,088
Total FFO adjustments	51,339		46,173		162,742		148,216
Total Core FFO adjustments	556		—		6,805		21,328
Core FFO available to common stockholders	140,316		124,621		413,511		368,632

Straight-line accrued rent, net of reserves	655		3,400		3,298		19,091
Net capital lease rent adjustment	76		77		225		262
Below-market rent amortization	(130)		(156)		(410)		(430)
Stock based compensation expense	2,343		3,898		7,734		12,320
Capitalized interest expense	(273)		(87)		(547)		(215)
Total AFFO adjustments	2,671		7,132		10,300		31,028
AFFO available to common stockholders	$142,987	(1)	$131,753	(2)	$423,811	(1)	$399,660	(2)

AFFO per common share:
Basic	$0.81	(1)	$0.75	(2)	$2.41	(1)	$2.29	(2)
Diluted	$0.81	(1)	$0.75	(2)	$2.41	(1)	$2.29	(2)

Other Information:
Rental income from operating leases(3)	$188,840		$175,833		$558,942		$522,787
Earned income from direct financing leases(3)	$148		$154		$449		$469
Percentage rent(3)	$235		$195		$1,231		$530

Real estate expense reimbursement from tenants(3)	$3,879		$3,842		$12,779		$13,440
Real estate expenses	(5,875)		(6,521)		(19,246)		(20,865)
Real estate expenses, net of tenant reimbursements	$(1,996)		$(2,679)		$(6,467)		$(7,425)

Amortization of debt costs	$1,184		$1,139		$3,533		$4,022	(4)
Scheduled debt principal amortization (excluding maturities)	$166		$157		$494		$469
Non-real estate depreciation expense	$135		$114		$345		$336

(1)

Amounts include $1,201 and $4,710 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2022, respectively. Excluding such, AFFO per common share would have been $0.80 and $2.38 for the quarter and nine months ended September 30, 2022, respectively.

(2)

Amounts include $4,294 and $21,996 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and nine months ended September 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.73 and $2.16 for the quarter and nine months ended September 30, 2021, respectively.

(3)

For the quarter and nine months ended September 30, 2022, the aggregate of such amounts is $193,102 and $573,401, respectively, and is classified as rental income on the income statement summary. For the quarter and nine months ended September 30, 2021, the aggregate of such amounts is $180,024 and $537,226, respectively.

(4)	Includes $745 in connection with the redemption of the 3.30% senior unsecured notes due 2023 for the nine months ended September 30, 2021.

National Retail Properties, Inc.

Earnings Guidance

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2022 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.85 - $1.89 per share
Real estate depreciation and amortization per share	$1.26 per share
Core FFO per share	$3.11 - $3.15 per share
AFFO per share(1)	$3.18 - $3.22 per share
General and administrative expenses	$40 - $42 Million
Real estate expenses, net of tenant reimbursements	$9 - $10 Million
Acquisition volume	$650 - $700 Million
Disposition volume	$65 - $85 Million

(1)

Estimates include the net straight-line accrued rent impact of the net rent repayment from the COVID-19 rent deferral lease amendments of $5.4 million for 2022. Excluding such, AFFO per common share guidance would have been $3.15 - $3.19 for 2022.

National Retail Properties, Inc.

(in thousands)

(unaudited)

	September 30, 2022	December 31, 2021
Balance Sheet Summary

Assets:
Real estate portfolio	$7,826,292	$7,449,846
Cash and cash equivalents	3,277	171,322
Receivables, net of allowance of $664 and $782, respectively	2,978	3,154
Accrued rental income, net of allowance of $3,924 and $4,587, respectively	28,231	31,942
Debt costs, net of accumulated amortization of $21,085 and $19,377, respectively	5,858	7,443
Other assets	85,211	87,347
Total assets	$7,951,847	$7,751,054

Liabilities:
Line of credit payable	$47,500	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	10,151	10,697
Notes payable, net of unamortized discount and unamortized debt costs	3,738,843	3,735,769
Accrued interest payable	57,384	23,923
Other liabilities	91,037	79,002
Total liabilities	3,944,915	3,849,391

Stockholders' equity of NNN	4,006,932	3,901,662
Noncontrolling interests	—	1
Total equity	4,006,932	3,901,663

Total liabilities and equity	$7,951,847	$7,751,054

Common shares outstanding	178,732	175,636

Gross leasable area, Property Portfolio (square feet)	34,265	32,753

National Retail Properties, Inc.

Debt Summary

As of September 30, 2022

(in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$47,500	$47,500	L + 77.5 bps	3.007%	June 2025

Unsecured notes payable:
2024	350,000	349,860	3.900%	3.924%	June 2024
2025	400,000	399,659	4.000%	4.029%	November 2025
2026	350,000	348,202	3.600%	3.733%	December 2026
2027	400,000	399,114	3.500%	3.548%	October 2027
2028	400,000	398,142	4.300%	4.388%	October 2028
2030	400,000	399,009	2.500%	2.536%	April 2030
2048	300,000	296,038	4.800%	4.890%	October 2048
2050	300,000	294,256	3.100%	3.205%	April 2050
2051	450,000	441,843	3.500%	3.602%	April 2051
2052	450,000	439,790	3.000%	3.118%	April 2052
Total	3,800,000	3,765,913

Total unsecured debt(1)	$3,847,500	$3,813,413

Debt costs		$(38,145)
Accumulated amortization		11,075
Debt costs, net of accumulated amortization		(27,070)
Notes payable, net of unamortized discount and unamortized debt costs		$3,738,843

(1)	Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 14.0 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$10,160	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	138
Debt costs, net of accumulated amortization	(9)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$10,151

(1)	Includes unamortized premium

As of September 30, 2022, Debt / EBITDA based on current quarter EBITDA annualized is 5.3x.

National Retail Properties, Inc.

Debt Summary – Continued

As of September 30, 2022

(unaudited)

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2022, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	September 30, 2022
Maximum leverage ratio	< 0.60	0.36
Minimum fixed charge coverage ratio	> 1.50	4.69
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.83
Unencumbered interest ratio	> 1.75	4.82

Unsecured Notes Key Covenants	Required	September 30, 2022
Limitation on incurrence of total debt	≤ 60%	40%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.65
Maintenance of total unencumbered assets	≥ 150%	252%

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Lines of Trade	2022(1)	2021(2)
1.	Convenience stores	16.7%	17.6%
2.	Automotive service	13.6%	12.1%
3.	Restaurants – full service	9.4%	9.9%
4.	Restaurants – limited service	9.0%	9.0%
5.	Family entertainment centers	6.0%	5.9%
6.	Health and fitness	4.9%	5.1%
7.	Theaters	4.3%	4.5%
8.	Recreational vehicle dealers, parts and accessories	4.1%	4.0%
9.	Equipment rental	3.2%	3.2%
10.	Automotive parts	2.9%	3.1%
11.	Wholesale clubs	2.4%	2.5%
12.	Home improvement	2.4%	2.5%
13.	Furniture	2.3%	1.7%
14.	Medical service providers	1.9%	2.1%
15.	General merchandise	1.6%	1.7%
16.	Consumer electronics	1.5%	1.5%
17.	Home furnishings	1.5%	1.5%
18.	Travel plazas	1.5%	1.5%
19.	Automobile auctions, wholesale	1.3%	1.3%
20.	Drug stores	1.2%	1.3%
	Other	8.3%	8.0%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.1%	6.	North Carolina	4.1%
2.	Florida	8.7%	7.	Indiana	3.9%
3.	Illinois	5.4%	8.	Tennessee	3.8%
4.	Ohio	5.3%	9.	California	3.5%
5.	Georgia	4.7%	10.	Virginia	3.3%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
(1)	$752,785,000 as of September 30, 2022.
(2)	$706,162,000 as of September 30, 2021.

National Retail Properties, Inc.

Property Portfolio – Continued

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.8%
2.	Mister Car Wash	121	4.4%
3.	Camping World	47	4.0%
4.	LA Fitness	30	3.4%
5.	GPM Investments (Convenience Stores)	152	3.2%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	3.0%
7.	Dave & Buster's	28	2.9%
8.	AMC Theatre	20	2.7%
9.	BJ's Wholesale Club	13	2.4%
10.	Mavis Tire Express Services	134	2.2%
11.	Sunoco	59	2.1%
12.	Chuck E. Cheese's	53	2.0%
13.	Couche Tard (Pantry)	71	1.8%
14.	Frisch's Restaurants	69	1.8%
15.	Fikes (Convenience Stores)	59	1.7%
16.	Life Time Fitness	3	1.5%
17.	Ahern Rentals	40	1.4%
18.	Best Buy	16	1.4%
19.	Bob Evans	106	1.4%
20.	Pull-A-Part	20	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2022	0.4%	8	180,000	2028	5.0%	175	1,573,000
2023	1.7%	87	987,000	2029	2.9%	81	1,025,000
2024	3.1%	91	1,445,000	2030	3.5%	107	1,207,000
2025	5.6%	188	1,992,000	2031	7.9%	188	2,718,000
2026	5.3%	218	2,157,000	2032	6.6%	222	2,363,000
2027	8.7%	240	3,635,000	Thereafter	49.3%	1,723	14,814,000

(1)	Based on the annual base rent of $752,785,000, which is the annualized base rent for all leases in place as of September 30, 2022.
(2)	As of September 30, 2022, the weighted average remaining lease term is 10.4 years.
(3)	Square feet.

National Retail Properties, Inc.

Rent Deferral Lease Amendments

(in thousands)

The following table outlines the rent deferred and corresponding scheduled repayment of the COVID-19 rent deferral lease amendments executed as of September 30, 2022 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,425	$52,019	91.7%	$3,239	$20	$3,259	5.7%	5.7%

2021		990	3,768	4,758	8.3%	25,935	5,841	31,776	56.0%	61.7%

2022	Q1	—	—	—	—	1,780	2,283	4,063	7.2%	68.9%
	Q2	—	—	—	—	1,729	2,284	4,013	7.1%	76.0%
	Q3	—	—	—	—	1,201	2,284	3,485	6.1%	82.1%
	Q4	—	—	—	—	681	2,284	2,965	5.2%	87.3%
		—	—	—	—	5,391	9,135	14,526	25.6%	87.3%

2023	Q1	—	—	—	—	9	1,704	1,713	2.9%	90.2%
	Q2	—	—	—	—	10	543	553	1.0%	91.2%
	Q3	—	—	—	—	—	543	543	1.0%	92.2%
	Q4	—	—	—	—	—	544	544	1.0%	93.2%
		—	—	—	—	19	3,334	3,353	5.9%	93.2%

2024		—	—	—	—	—	1,932	1,932	3.4%	96.6%

2025		—	—	—	—	—	1,931	1,931	3.4%	100.0%

		$34,584	$22,193	$56,777		$34,584	$22,193	$56,777